CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Other Service Providers” and “Financial Statements and Reports” in the Statements of Additional Information and to the incorporation by reference of our reports, dated May 20, 2011, on the financial statements and financial highlights of the Williamsburg Investment Trust (comprised of The Davenport Core Fund, The Davenport Value & Income Fund, The Davenport Equity Opportunities Fund, the FBP Value Fund, the FBP Balanced Fund, The Jamestown Balanced Fund, The Jamestown Equity Fund, The Jamestown Tax Exempt Virginia Fund, The Government Street Mid-Cap Fund, The Government Street Equity Fund, and The Alabama Tax Free Bond Fund) included in the Annual Reports to Shareholders for the fiscal year ended March 31, 2011, in Post-Effective Amendment Number 51 to the Registration Statement (Form N-1A, No. 033-25301) of Williamsburg Investment Trust, as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
July 29, 2011